UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 4, 2023

SHIFTPIXY, INC.
(Exact name of registrant as specified in its charter)

Wyoming	47-4211438
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

13450 W. Sunrise Blvd., Suite 650, Sunrise, Florida	33323
(Address of principal executive offices)	(Zip Code)

(888) 798-9100

(Registrant's telephone number, including area code)

Commission File No. 001-37954

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered under Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	PIXY	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 4, 2023, ShiftPixy, Inc. (“ShiftPixy” or the “Company”) signed an offer of employment letter with Douglas Beck, appointed to serve as the Company’s new CFO, beginning on January 15, 2023. Mr. Beck, age 62, previously served as CFO and Consultant for Beyond Air, Inc. (NASD.XAIR), a clinical stage medical device company, from November of 2018 to December of 2022. Prior to his service with Beyond Air, Mr. Beck served as CFO for JLM Couture, Inc., a high-end bridal wear and accessories designer and manufacturer from February 2016 to October of 2018. From December 2013 to December of 2015, Mr. Beck served as CFO for Relmada Therapeutics, Inc. (NASD.RLMD), and from January 2011 to March 2013, he served as CFO for IBio (NYSE.IBIO). Mr. Beck has a Bachelor of Science degree in accounting from Fairleigh Dickinson University, and he is a New York certified public accountant as well as a member of the New York State Society of CPAs SEC and CFO committees.

Pursuant to the terms of the offer letter, Mr. Beck will be paid $250,000 per year.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1	Offer Letter to Mr. Beck
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHIFTPIXY, INC.

Date: January 6, 2023	By:	/s/ Scott W. Absher
Scott W. Absher
Chief Executive Officer